Exhibit 14(b)

CONSENT OF DECHERT LLP

We consent to the filing of our tax opinions as exhibits to the Registration Statement on Form N-14 of John Hancock Funds II to be filed with the Securities and Exchange Commission on or about November 12, 2014 and to the references made to our Firm therein and in any amendments thereto.

/s/ Dechert LLP____________________

Dechert LLP

One International Place, 40th Floor

100 Oliver Street

Boston, Massachusetts 02110

November 12, 2014